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                             EMPLOYMENT AGREEMENT

         AGREEMENT made as of January 1, 2002, by and between LITHIUM TECHNOLOGY CORPORATION, a Delaware corporation (the "Corporation"), having an address at 5115 Campus Drive, Plymouth Meeting, Pennsylvania 19462, and ANDREW
J. MANNING ("Executive"), residing at 87 Everdale Road, Randolph, New Jersey 07869.

                             W I T N E S S E T H:

         WHEREAS, the Corporation wishes to employ Executive, and Executive is willing to accept such employment, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

         1. Employment and Term. Subject to the terms and conditions of this Agreement, the Corporation agrees to employ Executive, and Executive hereby accepts employment by the Corporation, for a period of three years (the "Term") commencing as of January 1, 2002 (the "Commencement Date").

         2. Duties. During the Term, Executive shall serve the Corporation as its Executive Vice President, Chief Operating Officer, and Chief Technical Officer, or in such other capacity or capacities as may be determined by the Board of Directors of the Corporation. Subject to the direction and control of the Board of Directors and the Company's Chief Executive Officer, the Executive shall perform such duties and responsibilities as are currently prescribed by the Bylaws of the Corporation and which are customarily vested in the offices of Executive Vice President, Chief Operating Officer, and Chief Technical Officer and as directed by the Company's Chief Executive Officer. Executive shall perform such executive, administrative, development, production, marketing and other services and duties for the Corporation, or any subsidiary, affiliate or joint venture of the Corporation, as are incidental to the positions he holds or as he may, from time to time, be requested to hold by the Board of Directors of the Corporation. If requested by the Board of Directors of the Corporation, Executive shall also serve, without additional compensation, as an officer or director of any subsidiary, affiliate or joint venture of the Corporation. During the Term, Executive shall be available at all times to discharge his duties under this Agreement; provided, however, that the Corporation agrees that Executive shall be able to act as an independent director of other corporations and engage in other professional and business endeavors so long as Executive's duties in connection therewith do not (i) unreasonably interfere with Executive's duties under this Agreement or (ii) cause Executive to violate in any manner his obligations under Sections 7 and 8 of this Agreement. The Executive hereby agrees to resign immediately from all offices with each of the Corporation's subsidiaries (if any) at such time as the Executive no longer serves the Corporation as its Executive Vice President, Chief Operating Officer, or Chief Technical Officer.

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         3.       Compensation.

                  (a) During the Term, the Corporation shall pay to Executive, in equal installments no less frequently than twice per month (or at such other intervals as are in effect from time to time for other executive officers of the Corporation), a salary at the rate of $150,000.00 per year, provided that if the Corporation completes a share exchange with GAIA Akkumulatorenwerke GmbH ("GAIA") approved by the Corporation's Board of Directors, then the Executive's salary shall be increased to $175,000.00 per year effective as of the closing date of such share exchange. Commencing on January 1, 2003 and on each anniversary of the Commencement Date thereafter during the Term, or from time to time at the sole discretion of the Board of Directors, the Executive's salary for the then-commencing year shall be reviewed by the Board of Directors and may be increased, but may never be decreased, in the sole discretion of the Board of Directors.

                  (b) During each fiscal year of the Term, Executive shall be eligible to receive a target bonus of up to 20% (twenty percent) of Executive's annual salary for such fiscal year of the Corporation, the exact amount of such bonus if any to be determined in the discretion of, and by, the Board of Directors or the applicable committee of the Board of Directors of the Corporation in accordance with performance thresholds for such fiscal year to be agreed upon by the Corporation and Executive prior to March 1 of the fiscal year to which the bonus and the performance thresholds relate, provided that with respect to the fiscal year ending December 31, 2002 the performance thresholds shall be agreed upon by the Corporation and Executive prior to May 31, 2002. For any fiscal year of the Corporation during the Term that is not co-terminous with the Term and with respect to which the Executive has been granted and earned such a bonus, Executive shall receive a pro rated bonus, based upon the length of service in such fiscal year.

                  (c) During the Term, Executive shall be entitled to four weeks of vacation per year, and in addition thereto such personal days, sick leave and other similar benefits in accordance with the policies of the Corporation from time to time in effect for executives of comparable expertise and authority.

                  (d) Executive agrees that the Corporation may obtain key man life insurance with respect to Executive, and in connection therewith, agrees to submit to all reasonable and customary examinations by the provider of such life insurance.

                  (e) Executive agrees to submit to, at the expense of the Corporation, an annual physical examination by a physician of his choice.

                  (f) Executive shall be entitled to reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by him in the performance of his duties hereunder. Executive shall submit on a timely basis such itemized accounts of such expenses, together with such vouchers or receipts for individual expense items, as the Corporation may from time to time require under its established policies and procedures.

                  (g) Except as hereinafter provided, the Corporation shall pay Executive for any period, up to a maximum of six months, during the Term in which he is unable fully to perform his duties because of physical or mental disability or incapacity, an amount equal to the base salary due

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him for such period pursuant to Section 3(a), less the aggregate amount of all income disability benefits which for such period he may receive or to which he may be entitled by reason of (i) any group health insurance plan or disability insurance plan, which is intended to function as a salary replacement plan,
(ii) any applicable compulsory state disability law, (iii) the Federal Social Security Act, (iv) any applicable workmen's compensation law or similar law and (v) any plan towards which the Corporation or any subsidiary or affiliate of the Corporation (including any predecessor of any thereof) has contributed or for which it has made payroll deductions, such as group accident or health policies, other than those which reimburse for actual medical expenses.

                  4. Stock Options. In addition to the consideration to be paid to Executive for his services hereunder the Corporation shall issue to Executive under an appropriate stock incentive plan (the "Plan") options to purchase a quantity of shares of the Corporation's Common Stock as shall be determined by the Board of Directors or the applicable committee of the Board of Directors of the Corporation on the terms set forth in the Plan and in the form of stock option agreement approved by the Board or such committee for the grant of options under the Plan.

         5.       Rights of Termination.

                  (a) For Cause. The Corporation shall have the right, at any time effective upon notice to Executive, to terminate this Agreement and Executive's employment hereunder for "cause" (as hereinafter defined). For purposes of this Agreement, "cause" shall mean the breach or continued gross neglect by Executive, or gross negligence or willful misconduct by Executive in the performance, of any of his duties or obligations under this Agreement.

                  (b) Disability; Death. In the event of Executive's permanent and total disability as determined under the Corporation's long-term disability program or, if no such program has been adopted, the continuous absence of Executive for 180 consecutive days or more due to physical or mental illness or incapacity, the Corporation shall have the right to terminate this Agreement and Executive's employment hereunder upon 30 days' prior written notice. In the event that Executive is able to and recommences rendering services and performing his duties hereunder within such 30-day notice period, Executive shall be reinstated and such notice shall be without further force or effect. If Executive dies during the Term, this Agreement shall terminate immediately upon his death.

         6.       Effects of Termination.

                  (a) In the event that Executive's employment is terminated pursuant to Section 5(a) hereof, (i) Executive's employment hereunder shall immediately cease, (ii) the Corporation shall pay to the Executive his accrued and unpaid salary, accrued vacation time and expense reimbursement through the date of termination in accordance with the Corporation's usual procedures and (iii) all options shall be treated in accordance with the terms of the applicable stock incentive plan and stock option agreement pursuant to which such options were granted. Once the amounts referred to in clause (ii) are paid, however, the Corporation shall have no further obligation to Executive.

                  (b) In the event that Executive's employment is terminated pursuant to Section 5(b) hereof, (i) Executive's employment hereunder shall cease in accordance with Section 5(b), (ii) the Corporation shall pay to Executive his accrued and unpaid salary, accrued vacation time and

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expense reimbursement through the date of termination (except subject to
Section 3(f) hereof in the event of disability) in accordance with the Corporation's usual procedures, (iii) options shall be treated in accordance with the terms of the applicable stock incentive plan and stock option agreement pursuant to which such options were granted and (iv) in the event of the death of Executive, any and all options (whether vested or unvested) shall be transferred in accordance with Executive's will and become exercisable for a period of thirty-six (36) months from the date of death, subject to the terms of the applicable stock incentive plan.

                  (c) In the event that Executive's employment hereunder is terminated by the Corporation other than pursuant to Section 5(a) or (b), then: (i) Executive shall be entitled to receive, and the Corporation shall continue to pay to Executive, the annual salary specified in Section 3(a) for the remainder of the Term or for six months (whichever is longer) payment of which shall be made in one lump sum within thirty (30) days after the termination date net of applicable deductions and withholdings, (ii) Executive shall be entitled, during the period for which such severance payment is being paid, to receive all benefits under the Corporation's medical insurance, disability insurance, life insurance and other benefit plans as are then in effect for executives of the Corporation and (iii) all options shall be treated in accordance with the terms of the applicable stock incentive plan and stock option agreement pursuant to which such options were granted, except that all then exercisable options and all then unexercisable options shall immediately become exercisable on the date of termination, and all of the same shall remain exercisable in accordance with the terms of the applicable plan and agreement.

                  (d) In the event that Executive's employment hereunder is terminated by Executive, then: (i) the Corporation shall pay to the Executive his accrued and unpaid salary, accrued vacation time and expense reimbursement through the date of termination in accordance with the Corporation's usual procedures and (ii) all options shall be treated in accordance with the terms of the applicable stock incentive plan and stock option agreement pursuant to which such options were granted.

                  (e) Executive's obligations pursuant to Sections 7 and 8 hereof shall survive any termination of this Agreement for any reason whatsoever.

         7.       Confidentiality.

                  (a) Executive understands and acknowledges that as a result of Executive's employment with the Corporation, and involvement with the business of the Corporation, he is or shall necessarily become informed of, and have access to, confidential information of the Corporation including, without limitation, inventions, patents, patent applications, trade secrets, technical information, know-how, plans, specifications, marketing plans and information, pricing information, identity of customers and prospective customers and identity of suppliers, and that such information, even though it may have been or may be developed or otherwise acquired by Executive, is the exclusive property of the Corporation to be held by Executive in trust and solely for the Corporation's benefit. Executive shall not at any time, either during or subsequent to his employment hereunder, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, or use, any of the Corporation's confidential information, without the written consent of the Corporation's Board of Directors, except for use on behalf of the Corporation in connection with the Corporation's

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business, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Executive.

                  (b) Upon the termination of his employment with the Corporation for any reason, Executive shall promptly deliver to the Corporation all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials, including, without limitation, those of a secret or confidential nature, relating to the Corporation's business which are in Executive's possession or control. The Corporation shall reimburse Executive for any packing or moving costs reasonably incurred by Executive in connection with the foregoing delivery.

For purposes of this Section 7 and Section 8, the term "Corporation" includes the Corporation and any other predecessor corporation, and affiliates (including, without limitation, distributors, licensees, franchisees, subsidiaries and joint ventures).

         9.       Non-Competition.

         (a) Executive agrees that, for a period commencing on the date hereof and ending one year after the termination of his employment with the Corporation for any reason, he shall not, anywhere in North America, directly or indirectly:

                  (i) solicit or attempt to solicit business of any customers of the Corporation (including prospective customers solicited by the Corporation) for products or services the same or similar to those offered, sold, produced or under development by the Corporation during the term of his employment therewith or dealt in by Executive during his employment with the Corporation;

                  (ii) otherwise divert or attempt to divert from the Corporation any business whatsoever;

                  (iii) solicit or attempt to solicit for any business endeavor any employee of the Corporation;

                  (iv) interfere with any employment relationship or other business relationship between the Corporation and any other individual, person, or other entity;

                  (v) use the name of the Corporation or a name similar thereto; or

                  (vi) render any services as an officer, director, employee, partner, consultant or otherwise to, or have any interest as a stockholder, partner, lender or otherwise in, any person which is engaged in activities which, if performed by Executive would violate this Section 8.

         (b) Executive agrees that during the term of his employment with the Corporation, he will not, anywhere in North America, directly or indirectly engage, directly or indirectly, as an independent contractor or otherwise, in any activity for or on behalf of any person or entity in a competitive line of business to that carried on by the Corporation, or engage in any manner in the design, development, manufacturing, assembling, installing, and/or marketing of rechargeable lithium

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battery technology or other technology competitive with the business carried on by the Corporation or dealt in by Executive during his employment with the Corporation.

         (c) If during the one year period commencing on the termination of his employment with the Corporation for any reason, Executive, directly or indirectly engages, anywhere in North America, as an independent contractor or otherwise, in any activity for or on behalf of any person or entity in a competitive line of business to that carried on by the Corporation during the term of his employment therewith, or engages in any manner in the design, development, manufacturing, assembling, installing, and/or marketing of rechargeable lithium battery technology or other technology competitive with the business carried on by the Corporation during the term of Executive's employment therewith or dealt in by Executive during his employment with the Corporation, all the non-exercised vested and unvested options held by Executive shall terminate.

         (d)      The provisions contained in paragraphs (b) and (c) of this
Section 8 shall not prevent Executive from purchasing or owning up to five percent (5%) of the voting securities of any corporation, the securities of which are publicly-traded.

         9. Remedies and Survival. Because the Corporation does not have an adequate remedy at law to protect its interest in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, or its business from Executive's competition, the Corporation shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach or a threatened breach of the provisions of Sections 7 or 8, be available to the Corporation. The Corporation shall not be required to plead or prove the inadequacy of damages. The provisions of Sections 7 and 8 and this Section 9 shall survive any termination of Executive's employment with the Corporation for any reason whatsoever.

         10. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes any prior or contemporaneous agreements or understandings with respect to its subject matter, and shall not be modified or terminated except as permitted herein or by another agreement in writing executed by the Corporation and Executive. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take. In the event of a conflict between this Agreement and any of the stock option agreements entered into between the Corporation and Executive, the terms and condition of this Agreement shall control.

         11. Severability. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

         12. Successors and Assigns. Neither party shall have the right to assign this personal Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale or transfer of all or substantially all of the assets and business of the

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Corporation to another party, or upon the merger or consolidation of the
Corporation with, or acquisition of the Corporation by, another corporation or entity, this Agreement shall inure to the benefit of, and be binding upon, both Executive and the party purchasing such assets, business and goodwill, or surviving such merger or consolidation or acquiring the Corporation, as the case may be, in the same manner and to the same extent as though such other party were the Corporation. Subject to the foregoing, this Agreement shall inure to the benefit of, and bind, the parties hereto and their legal representatives, heirs, successors and assigns.

         13. Communications. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given at the time when mailed in any United States post office enclosed in a registered or certified postage-paid envelope and addressed as set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other parties, or delivered by Federal Express or a similar overnight courier to such address; provided, however, that any notice of change of address shall be effective only upon receipt.

         14. Construction; Counterparts. The headings contained in this Agreement are for convenience only and shall in no way restrict or otherwise affect this construction of the provisions hereof. References in this Agreement to Sections are to the sections of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         15. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

                                 LITHIUM TECHNOLOGY CORPORATION


                                 By:  /s/   Ralph D. Ketchum
                                     -----------------------
                                    Ralph D. Ketchum
                                    Director and Authorized Signatory


                                 EXECUTIVE:


                                 /s/  Andrew J. Manning
                                 ----------------------
                                 Andrew J. Manning


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